                                                                                                                        Exhibit 99.2

PROMISSORY NOTE

$300,000

                                                                                                                                                                                                                                                    Santa Ana, California

                                                                                                                                                                                                                                                    August 1, 2008

            FOR VALUE RECEIVED, VillageEDOCS, Inc. a Delaware corporation, with offices at 1401 N. Tustin Ave., Suite 230 Santa Ana, California, 92705-8686. (the "Company") hereby promises to pay The Silver Lake Group, LLC (the "Holder"), at 64 Ritz Cove Dr., Monarch Beach, CA  92629 or at such other place as Holder may from time to time designate in writing, with grace as herein provided, the aggregate principal sum of Three Hundred Thousand and 00/100 Dollars ($300,000), together with interest earned thereon from the date on which funds were initially deposited in the Company's bank.  Interest will be earned at the per annum rate equal to nine percent (9%).  Principal and interest are payable in accordance with the following provisions:

            The entire outstanding principal balance of the indebtedness evidenced hereby, together with accrued but unpaid interest thereon, shall be due and payable on October 31, 2008.

            Payment under this Note shall be made by check mailed to the Holder at the address stated in this Note or by check or wire transfer at such other address of which Holder may have notified Company in writing.  All payments shall be made in lawful money of the United States of America.

            This Note is secured by certain assets of GoSolutions, Inc. as more fully defined in the Subordinated Security Agreement between the parties effective August 1, 2008 to which reference is hereby made.

            The payment obligations of this Note are subordinate in certain respects to the rights of Private Bank of Peninsula (the "Senior Lender), as more fully set forth in a Subordination Agreement between Holder, Company, and Senior Lender.  The Company's obligations hereunder are subject to compliance with the Senior Lender loan documents.

            "Event of Default", wherever used in this Note, means any one of the following events:

                        (1)       failure to pay the full amount due under this Note by October 31, 2008 and continuance of such failure for a period of sixty (60) days after written notice to Company; or

                        (2)       the Company shall commence (or take any action for the purpose of commencing) any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

                        (3)       a proceeding shall be commenced against Company under any bankruptcy, reorganization, arrangement, readjustment or debt, moratorium or similar law of statute and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

                        (4)       Company consents to or suffers the appointment of a receiver, trustee or custodian to any substantial part of its assets that is not vacated within sixty (60) days;

            Deferral of payment obligations under this Note as required by the Senior Lender shall not be an Event of Default.

            If an Event of Default occurs, then and in every such case, the Holder may declare the entire unpaid principal balance of this Note to be due and payable immediately by a notice in writing to the Company (except in the case of a default under paragraph 1, under "Event of Default", above, in which case no additional notice shall be required other than the notice specified in paragraph 1) and up on any such declaration such principal and accrued interest thereon shall become immediately due and payable.

Any principal or interest amounts not paid when due, as herein, provided, will be subjected to a "penalty interest rate" in the amount of twelve percent (12%) to be earned on such unpaid amounts for a period of up to sixty (60) days commencing November 1, 2008 which shall be for the purpose of reimbursing the Holder for expenses incurred by reason of such late payment, which shall not exceed the expense so incurred.

            This Note may be prepaid in whole or in part at any time without penalty.

            All notices, demands, requests or other communications ("Notices") required or permitted to be given or made under this Note shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, to the address of the party to whom such Notices are to be given as stated in this Note or as subsequently designated in writing in accordance with the terms of this paragraph.  All Notices shall be deemed to have been given on the date personally delivered or, if mailed, on the date received or three (3) business days after the date of mailing, whichever is earlier.

            This Note shall be governed by and construed in accordance with the laws of the State of California.  No requirement of this Note may be waived at any time except by written instrument signed by the party against whom such a waiver is sought to be enforced, nor shall any waiver be deemed a waiver of any subsequent breach or default.  No failure to act or delay by Holder, in order to enforce payment of this Note, shall be constitute a waiver of its rights and remedies.

            The Company, for itself, its successors and assigns, hereby (a) expressly waives presentment, demand for payment, notice of dishonor, protest, notice of non-payment protest, and diligence in collection; (b) consents that the time of all payments or any part thereof may be extended, rearranged, renewed or postponed by the Holder hereof; (c) agrees that the Holder, in order to enforce payment of this Note, shall not be required first to instituted any suit or to exhaust any of its remedies against the undersigned.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date set forth above.

                                                                                    VillageEDOCS, Inc.,

                                                                                    a Delaware corporation

                                                                                    By:  /s/ K. Mason Conner

                                                                                    K. Mason Conner, in his capacity as
                                                                                    President and Chief Executive Officer

and not in his individual capacity.